SUB-ITEM 77C: SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     On January 11, 2008, a Special Meeting of Shareholders of the Registrant was held for the purpose of approving or disapproving a new Management Agreement between the Registrant and Nashville Capital Corporation and Parkway Advisors, L.P. The number of shares of each series ("Fund") present in person or by proxy at the Special Meeting represented the following percentages of the total shares entitled to vote at the Special Meeting:

     Monteagle Fixed Income Fund                     99.4%
     Monteagle Large Cap Growth Fund                 99.9%
     Monteagle Value Fund                            98.6%
     Monteagle Quality Growth Fund                   59.4%
     Monteagle Select Value Fund                     92.6%

     The shareholders of each Fund voted to approve the new Management Agreement. The votes cast with respect to the proposal were as follows:

--------------------------------------------------------------------------------
                                                   Number of Shares
--------------------------------------------------------------------------------
Name of Fund                              For         Against    Abstain
--------------------------------------------------------------------------------

Monteagle Fixed Income Fund            3,164,717      141,411       0
--------------------------------------------------------------------------------

Monteagle Large Cap Growth Fund        4,026,945         0          0
--------------------------------------------------------------------------------

Monteagle Value Fund                   1,168,609         0          0
--------------------------------------------------------------------------------

Monteagle Quality Growth Fund            914,759      102,488       0
--------------------------------------------------------------------------------

Monteagle Select Value Fund              742,158       65,912       0
--------------------------------------------------------------------------------